EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Barony Power Corp.

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated April 15th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period January 9, 2024, to January 31, 2024.

/s/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

December 11, 2024